MOORE STEPHENS COOPER MOLYNEUX LLP
CHARTERED ACCOUNTANTS

8th Floor, 701 Evans Avenue
Toronto, Ontario
Canada     M9C 1A3
Telephone:  (416) 626-6000   Fax: (416) 626-8650
www.mscm.ca

Jack C. Cooper
James H.B. Glover
Patricia A. Kajda
Alex R. Makuz
James M. Molyneux
Sandra A. Solecki
Rosario A. Suppa
David C. Thorman

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Silver Dragon Resources Inc.,

        We hereby consent to the incorporation by reference, in this Annual Report on Form 10-KSB of Silver Dragon Resources Inc., of our report dated April 7, 2005 relating to the financial statements of Silver Dragon Resources Inc. for the period from January 1, 2004 through December 31, 2004.

Chartered Accountants

Toronto, Canada
March 31, 2006

MS

An independently owned and operated member of Moore Stephens North America, Inc. - members in principal cities throughout North America
Moore Stephens North America, Inc. is a member of Moore Stephens International Limited - members in principal cities throughout the world.